EXHIBIT 21.1

SUBSIDIARIES OF PROLOGIS, INC. AND PROLOGIS L.P.

Prologis, L.P. is a direct subsidiary of Prologis, Inc. Prologis, L.P. and its 737 subsidiaries are in the real estate operations, development and strategic capital business. The following is a list of additional subsidiaries of Prologis, L.P. at December 31, 2019:

Name of Entity	Jurisdiction of Organization
Entities that engage in real estate operations, development and strategic capital:
AMB/AFCO Cargo, LLC and six subsidiaries	Delaware
AMB HFC LP and eight subsidiaries	Delaware
AMB/IMDH Beacon Lakes, LLC and one subsidiary	Delaware

AMB Portview Center, LLC

DCT Industrial TRS Inc. and four subsidiaries

DCT Industrial Value Fund I, Inc. and twenty-nine subsidiaries

DCT Pembroke, LLC and three subsidiaries

Fideicomiso Irrevocable de Administración

Delaware Delaware Maryland Delaware Mexico
IMD Holding Corporation and two subsidiaries	Delaware
Palmtree Acquisition Corporation and thirty-one subsidiaries	Delaware
PLD-TRS Holding LLC and one subsidiary	Delaware
PLD International Finance, LLC and two domestic and three foreign subsidiaries	Delaware
PLD International Holding LLC and one hundred twenty-five foreign subsidiaries	Delaware
Prologis 2, L.P. and five subsidiaries	Delaware
Prologis Brazil Logistics Partners Fund I, L.P. and six foreign subsidiaries	Delaware
Prologis Fraser, L.P. and two subsidiaries	Delaware
Prologis USLV Operating Partnership, L.P. and one hundred fifteen subsidiaries	Delaware
Prologis Logistics Services Incorporated and sixteen domestic and thirty-three foreign subsidiaries	Delaware
Prologis North American Industrial Fund II, L.P. and eleven foreign subsidiaries	Delaware
Prologis CCIG Oakland Global, LLC	Delaware
Prologis Park Redlands 5 LLC	Delaware
Prologis Fondo Logistico 5, S. de R.L. de C. V.	Mexico
Prologis Poland Developments FIZ AN	Luxembourg
Prologis UK Holdings S.A. and forty-one foreign subsidiaries Saint Pathus SAS and one foreign subsidiary	Luxembourg France
Siziano Logistics Park S.R.L.	Italy
Entities that engage in providing management services:
Keystone Realty Services, Inc.	Pennsylvania
Prologis Management LLC	Delaware
Prologis de Mexico S.A. de C.V.	Mexico
Prologis Japan Management LLC and two foreign subsidiaries	Delaware
Prologis Management Services Sarl and two foreign subsidiaries	Luxembourg
Prologis Directorship BV	Netherlands
Prologis Directorship II BV	Netherlands
Prologis Directorship Sarl	Luxembourg
Prologis Park Bradford Management Company Limited	United Kingdom
Prologis Park Bromford Gate Management Company Limited	United Kingdom
Prologis Park Ryton Management Company Limited	United Kingdom
Prologis Park Midpoint 2 Management Company Limited	United Kingdom
Prologis Park Littlebrook Management Company Limited	United Kingdom
Prologis B.V. and eleven foreign subsidiaries	Netherlands
Prologis UK Financial Services Limited	United Kingdom
PLD Finance Management LLC	Delaware
PLD Finance Management BV	Netherlands
Prologis RFI DIRFT Management Limited	United Kingdom

Other entities:
Solutions Insurance Ltd.	Bermuda